                  SECOND AMENDMENT TO REIMBURSEMENT AGREEMENT


         THIS SECOND AMENDMENT TO REIMBURSEMENT AGREEMENT dated as of September 24, 2002 (this "Second Amendment"), is made by and among DELTA AIR LINES, INC., a Delaware corporation (the "Borrower"), the financial institutions parties hereto (the "Lenders") and COMMERZBANK AG, acting through its New York branch ("Commerzbank"), as letter of credit fronting bank (the "Fronting Bank") and agent (the "Agent").

                                  WITNESSETH:

         WHEREAS, the Borrower, the Lenders and Commerzbank, as letter of credit fronting bank, agent and arranger, are parties to that certain Reimbursement Agreement dated as of May 1, 2000, as amended by the First Amendment to Reimbursement Agreement dated as of November 9, 2001 (as amended, the "Reimbursement Agreement"), pursuant to which the Fronting Bank and the Lenders made certain financial accommodations available to the Borrower; and

         WHEREAS, the Borrower has requested that the Fronting Bank, the Agent and the Lenders amend the Reimbursement Agreement in certain respects; and

         WHEREAS, the Fronting Bank, the Agent and the Lenders are willing to so amend the Reimbursement Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

         SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Second Amendment have the meanings provided in the Reimbursement Agreement.

         SECTION 2. Amendments to Reimbursement Agreement. Effective on (and subject to the occurrence of) the Effective Date, the Reimbursement Agreement is hereby amended in accordance with this Section 2. Except as so amended, the Reimbursement Agreement shall continue in full force and effect.

         (a) Section 2.01 of the Reimbursement Agreement is amended to add the following to the end of such Section:

                  With respect to the Letters of Credit issued hereunder that have scheduled expiration dates after June 8, 2003, the Borrower shall provide timely instructions to the Applicable Bond Trustees for such Letters of Credit that such Letters of Credit shall terminate on a specified date or dates which shall be on or before the close of business on June 8, 2003, thereby triggering a mandatory tender for purchase of the related Bonds under the Applicable Indentures. If, as a result thereof, the Letters of Credit are drawn upon in order to pay the purchase price of the Bonds, the Borrower shall, or shall cause the Applicable Bond Trustee to, reimburse the aggregate amount of such Drawing to the Fronting Bank by the Fronting Bank's close of business on the day such payment is made.

         (b) Section 5.03 of the Reimbursement Agreement is amended by deleting subclause (c) of the first sentence thereof and all of the second sentence thereof.

         (c) Section 5.04 of the Reimbursement Agreement is amended to read in its entirety as follows:

                  Section 5.04. Minimum Liquidity. The Borrower will not permit its Liquidity (as defined below) as at the last day of any calendar month, beginning with October 31, 2002, to be less than $1,000,000,000. For purposes of this Section 5.04, the Borrower's "Liquidity" as at any day means the amount of unrestricted cash and cash equivalents and short-term investments that would appear on a consolidated balance sheet of the Borrower and its consolidated subsidiaries as if such balance sheet were prepared as at such day in accordance with GAAP. The Borrower shall provide to the Fronting Bank, the Agent and the Lenders within ten (10) days after the end of October 31, 2002 and each calendar month thereafter a statement as of the end of such calendar month establishing compliance with the provisions of Section 5.04, certified by an authorized financial officer of the Borrower as accurate in all material respects.

         (d) Section 5.10 of the Reimbursement Agreement is amended to read in its entirety as follows: "Section 5.10. [Reserved.]"

         SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants that each of the representations and warranties of the Borrower contained in the Reimbursement Agreement are true and accurate in all material respects as of the date hereof except for (i) any representations and warranties that expressly relate solely to an earlier date, which representations and warranties were true and accurate in all material respects on and as of such earlier date, (ii) the representations and warranties contained in Section 4.07 of the Reimbursement Agreement, which representations and warranties were true and accurate in all material respects on and as of May 1, 2000, and (iii) changes disclosed by the Borrower in a report on Form 10-K, 10-Q or 8-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, prior to the date of this Second Amendment, as such changes affect the representation and warranty contained in the last sentence of Section 4.04 of the Reimbursement Agreement. The Borrower further represents and warrants to the Fronting Bank, the Agent and each of the Lenders that (i) it has the requisite corporate power and authority to execute, deliver and perform this Second Amendment, (ii) this Second Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms and (iii) the execution, delivery and performance by the Borrower of this Second Amendment (A) have been duly authorized by all necessary corporate action and do not require any consent or approval, authorization, permit or license from any federal, state or other regulatory authority which has not been obtained, or violate any law, regulation, order, judgment, decree or determination having applicability to the Borrower or its organizational documents, or result in a breach of, or constitute a default under any existing indenture or credit agreement or any other agreement or instrument to which the Borrower is a party or by which its properties may be bound or affected, except where the failure to have such consent or approval or such violation, breach or default could not reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, and (B) will not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Borrower or of any agreement or instrument to which the Borrower is now a party, which breach would have a material adverse effect on the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole.

         SECTION 4. Effective Date. This Second Amendment shall be and become effective on the date (the "Effective Date") on or prior to October 31, 2002 upon which (i) all of the conditions set forth in this Section 4 shall have been satisfied and (ii) the Agent, the Fronting Bank, the Majority Lenders and the Borrower shall have duly executed counterparts of this Second Amendment and provided original copies thereof to the Agent.

         (a) Closing Certificate. The Agent shall have received an Officer's Certificate, in form reasonably satisfactory to the Agent, certifying that (i) before and after giving effect to this Second Amendment, no Default or Event of Default exists or will be in existence and (ii) the representations and warranties of the Borrower contained in this Second Amendment are true and accurate in all material respects with the same effect as though such representations and warranties had been made on and as of the Effective Date.

         (b) Termination of Other Facility. All letters of credit issued under the Credit Agreement dated as of May 19, 2000, as amended, among the Borrower, the financial institutions parties thereto and Bayerische Hypo-und Vereinsbank AG, New York Branch, as letter of credit bank and agent, shall have expired or otherwise been terminated, the commitments thereunder shall have been terminated and no loans or reimbursement obligations (or any accrued interest thereon) shall remain outstanding or unpaid.

         (c) Legal Opinion. The Borrower shall have delivered to the Agent a legal opinion of counsel to the Borrower, in form and content reasonably satisfactory to the Agent, opining that this Second Amendment has been duly authorized, executed and delivered by Borrower and is a valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

         (d) Amendment Fee. The Agent shall have received from the Borrower, for the account of each Lender (a "Consenting Lender") that has evidenced its agreement hereto as provided in clause (ii) of this Section 4 by 5:00 p.m. (Atlanta, Georgia time) on the later of (i) September 24, 2002, and
(ii) the date on which the Agent issues a notice to the Lenders stating that the condition set forth in clause (ii) of this Section 4 has been satisfied, an amendment fee in an amount equal to 20 basis points (0.20%) on the aggregate amount of such Consenting Lender's Commitment.

         (e) Termination Date. Notwithstanding the terms of this Section 4, in the event that the Borrower shall fail to comply with each of the conditions to effectiveness set forth in this Section 4 on or before October 31, 2002, this Second Amendment shall not become effective and each of the signatures submitted by the Agent, the Fronting Bank and the Majority Lenders to the Agent shall be released.

         SECTION 5.        Miscellaneous.

         (a) References to Reimbursement Agreement. Each reference to the Reimbursement Agreement in the Reimbursement Agreement or any of the other instruments, agreements, certificates or other documents executed in connection therewith, shall be deemed to be a reference to the Reimbursement Agreement, as amended hereby and as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with Section 9.08 thereof.

         (b) Expenses of Agent. The Borrower agrees to pay, on demand, all reasonable fees, costs and expenses incurred by the Agent in connection with the preparation, negotiation and execution of this Second Amendment and any other Financing Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of the Agent's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

         (c) Benefits. This Second Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

         (d) Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES.

         (e) Effect. Except as expressly herein amended, the terms and conditions of the Reimbursement Agreement shall remain in full force and effect without amendment or modification, express or implied. The entering into this Second Amendment by the Lenders shall not be construed or interpreted as an agreement by the Lenders to enter into any future amendment or modification of the Reimbursement Agreement or any of the other Financing Documents.

         (f) Counterparts; Telecopied Signatures. This Second Amendment may be executed in any number of counterparts and by different parties to this Second Amendment on separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns. Any signature delivered or transmitted by a party by facsimile transmission shall be deemed to be an original signature hereto.

         (g) Further Assurances. The Borrower agrees to take such further actions as the Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

         (h) Section Titles. Section titles and references used in this Second Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

         (i) Release of Claims. To induce the Agent, the Fronting Bank and the Lenders to enter into this Second Amendment, the Borrower hereby releases, acquits and forever discharges the Agent, the Fronting Bank and the Lenders, and all officers, directors, agents, employees, successors and assigns of the Agent, the Fronting Bank and the Lenders, from any and all liabilities, claims, demands, actions or causes of actions of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that the Borrower now has or ever had against such Persons arising under or in connection with, directly or indirectly, any of the Financing Documents.


                                        [Text continued on the following page.]

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Reimbursement Agreement to be executed under duly authorized officers as of the date above written.


                                    DELTA AIR LINES, INC.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    COMMERZBANK, A.G., New York Branch,
                                    as Fronting Bank, as Agent and as a Lender


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    BANCA NAZIONALE DEL LAVORO S.p.A.,
                                    New York Branch


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    BAYERISCHE HYPO-UND
                                    VEREINSBANK A.G., New York Branch


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    BAYERISCHE LANDESBANK
                                    GIROZENTRALE, Cayman Island Branch


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    CITIBANK, N.A.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    CREDIT INDUSTRIEL ET COMMERCIAL


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    MIZUHO CORPORATE BANK, LTD.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    DG BANK DEUTSCHE
                                    GENOSSENSCHAFTSBANK AG,
                                    Cayman Islands Branch


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    LANDESBANK SCHLESWIG-HOLSTEIN
                                    GIROZENTRALE


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    MERRILL LYNCH CAPITAL CORP.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    NATEXIS BANQUES POPULAIRES


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    NORDDEUTSCHE LANDESBANK
                                    GIROZENTRALE, New York Branch
                                    and/or Cayman Islands Branch


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    THE SANWA BANK, LIMITED


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    THE SUMITOMO MITSUI BANKING CORP.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    SUNTRUST BANK


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    WACHOVIA BANK, N.A.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    WESTDEUTSCHE LANDESBANK
                                    GIROZENTRALE, New York Branch


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------